Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Prospectuses constituting part of the Registration Statements of Ultramar Diamond Shamrock Corporation on Form S-3 (Nos. 333-28737 and 333-46775) and on Form S-8 (Nos. 33-52148, 33-62894, 333-19131, 333-27697, 333-27699, 333-27701, and 333-27703)
of our report dated February 7, 1997 with respect to the consolidated financial statements and financial statement schedule of the Diamond Shamrock operations of Ultramar Diamond Shamrock Corporation, appearing in Item 8 of this Annual Report on Form 10-K.

                                           /s/ PRICE WATERHOUSE LLP

San Antonio,  Texas
March 16, 1998